Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITY REPRESENTED BY THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (i) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITY UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM GENERALLY ACCEPTABLE TO THE COMPANY’S LEGAL COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (ii) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

UNSECURED PROMISSORY NOTE

Issue Date: August 28, 2025	Principal Amount:	$58,823.53
New York, New York	Purchase Price:	$50,000.00
	Original Issue Discount:	$8,823.53

FOR VALUE RECEIVED, Onconetix, Inc., a Delaware corporation (the “Maker”), hereby promises to pay to the order of KCP Fund I, LLC, a Delaware limited liability company or its assigns (“Holder”), the principal amount of $58,823.53 (the “Principal”) due and payable in accordance with the terms hereof.

In lieu of the accrual of interest on the outstanding principal amount hereof on any date prior to the Maturity Date, this Note carries an original issue discount of $8,823.53 (the “OID”); thus, the purchase price of this Note shall be $50,000.00, computed as follows: $58,823.53 initial principal balance less the OID. As set forth in Section 6 herein, this Note shall rank junior to any existing senior debt obligations of the Company (“Senior Indebtedness”).

1. Payment on Maturity. The entire unpaid Principal and OID of this Note, shall be due and payable upon the earlier of (i) the Company’s receipt of sufficient proceeds from that certain Equity Line of Credit (the “ELOC”) by and between the Company and the Holder and (ii) May 28, 20261. For the avoidance of doubt, the Holder shall be entitled to receive all proceeds from the ELOC until the Principal Amount ($58,823.53) has been repaid. The Maker will pay to the Holder of this Note on demand such further amount as shall be sufficient to cover up to $10,000 of costs and expenses of such Holder incurred in the drafting, negotiation, and enforcement or collection of this Note, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. The purchase price of this Note is $50,000.00.

2. Reserved.

[1]	Needs to be 9 months post issuance

3. Mandatory Prepayment. Notwithstanding anything herein to the contrary, so long as any amounts remain outstanding hereunder,

(i)	all cash proceeds received by the Maker on or after the date hereof from any sales of any securities of the Maker after the date hereof (each, a “Subsequent Offering”, and each such cash amount, the “Subsequent Offering Proceeds” thereof), specifically excluding the proceeds required to repay the Company’s senior lender and the holder of the Series C Preferred Stock, shall be used to repay this Note (such portion of any given Subsequent Offering Proceeds required to be mandatorily paid to the Holder hereunder, each a “Subsequent Offering Payment”). Any Subsequent Offering Payment received by the Maker prior to 4:00 P.M. (New York City time) on a given date shall be paid to the Holder on such given date. Any Subsequent Offering received by the Maker after 4:00 P.M. (New York City time) on a given date shall be paid to the Holder on the immediately following business day. The Maker shall deliver written notice of any transactions with respect to the applicable Subsequent Offering three (3) business days prior to the contemplated consummation of such Subsequent Offering.

(ii)	Following the payment of proceeds to Maker’s senior lender and Maker’s holders of the Series C Preferred Stock, as set forth in the Registration Statement on Form S-1 (File No. 333-284507), which was declared effective on February 11, 2025, all cash proceeds received by the Maker on or after the date hereof from the ELOC shall be used to repay this Note.

4. Representations and Warranties of Maker. Maker represents and warrants as follows as of the date hereof: (a) it is duly organized, validly existing and in good standing under the laws of its state of Delaware; (b) the execution, delivery and performance by Maker of this Note (i) are within Maker’s powers, (ii) have been duly authorized by all necessary actions, (iii) do not contravene its governing agreements, certificates or other organization documents, (iv) do not contravene any law or any contractual restriction binding on or affecting Maker, and (v) do not require any consent or approval under, violate, conflict with, result in any breach of or any loss of any benefit under, or constitute a default under, result in the acceleration of any obligation under, or result in termination or give to others any right of termination, vesting, amendment or acceleration of any material benefit under, in each case, with or without notice, the lapse of time or both, any contract to which the Maker or any subsidiary of the Maker is a party, or by which they or any of their respective properties or assets are bound; (c) except as may be required by applicable Nasdaq listing rules, no authorization or approval or other action by, and no notice to or filing with any governmental authority or regulatory body is required for the due execution, delivery and performance by Maker of this Note; (d) this Note constitutes the legal, valid and binding obligation of Maker party thereto, enforceable against Maker in accordance with its terms, except to the extent enforceability is limited by bankruptcy, insolvency, fraudulent conveyance, moratorium and other laws for the protection of creditors generally and by general equitable principles; and (e) there is no pending or, to Maker’s knowledge, threatened action or proceeding affecting Maker before any governmental agency or arbitrator with respect to the transactions contemplated by this Note or which may materially adversely affect the property, assets or condition (financial or otherwise) of Maker.

5. Late Charges. Any amount of Principal, OID or other amounts due hereunder which is not paid when due (a “Payment Default”) shall result in a late charge being incurred and payable by the Maker at the rate of fifteen percent (15%) per annum of such amount from the date such amount was due until the same is paid in full (the “Late Charges”).

6. Seniority; Subordination.

(a) The indebtedness evidenced by this Note and the payment of the principal and interest hereunder shall be Senior (as hereinafter defined) to, and have priority in right of payment over, all indebtedness of Maker, now outstanding or hereinafter incurred, except for any Senior Indebtedness and Pari Passu Indebtedness. “Senior,” as used herein, shall be deemed to mean that, in the event of any default in the payment of the obligations represented by this Note (after giving effect to “cure” provisions, if any) or of any liquidation, insolvency, bankruptcy, reorganization, or similar proceedings relating to Maker, all sums payable on this Note shall first be paid in full, with interest, if any, before any payment is made upon any indebtedness, now outstanding or hereinafter incurred, except for Senior Indebtedness and Pari Passu Indebtedness, and, in any such event, any payment or distribution of any character which shall be made in respect of any other indebtedness of Maker, other than Senior Indebtedness and Pari Passu Indebtedness, shall be paid over to Holder for application to the payment hereof, unless and until the obligations under this Note (which shall mean the principal and other obligations arising out of, premium, if any, interest on, and any costs and expenses payable under, this Note) shall have been paid and satisfied in full. “Pari Passu Indebtedness” shall mean indebtedness of Maker that ranks at all times pari passu in right of priority and payment with the claims of other unsecured and unsubordinated creditors[, including, without limitation, Holder and other holders of Notes].

(b) The indebtedness represented by this Note is unsecured and subordinate in right of payment to any Senior Indebtedness; provided, however that the foregoing shall not impair, as between Maker and Holder, the obligation of Maker to pay to Holder the principal and accrued interest as and when the same shall become due and payable, or shall prevent Holder, upon default hereunder, from exercising all rights, powers and remedies otherwise provided herein or by applicable law, all subject to the rights, if any, of the holders of Senior Indebtedness.

7. Indemnification; Expenses. Maker hereby indemnifies and holds harmless Holder, each of its affiliates and correspondents and each of their respective directors, officers, employees, agents and advisors (each an “Indemnified Party”) from and against any and all actions, claims, damages, losses, liabilities, fines, penalties, costs and expenses of any kind (including, without limitation, counsel fees and disbursements in connection with any subpoena, investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto) which may be incurred by the Indemnified Party or which may be claimed against the Indemnified Party by any person by reason of or in connection with the execution, delivery or performance of this Note, or action taken or omitted to be taken by Holder under, this Note. Nothing in this paragraph is intended to limit Maker’s obligations contained elsewhere in this Note. Without prejudice to the survival of any other obligation of Maker hereunder, the indemnities and obligations of Maker contained in this paragraph shall survive the payment in full of all obligations hereunder. Maker agrees to pay to the Holder upon demand the amount of any and all costs and expenses, including the reasonable fees, costs, expenses and disbursements of counsel for the Holder and of any experts and agents, which the Holder may incur in connection with (i) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Note, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Collateral, (iii) the exercise or enforcement of any of the rights of the Holder hereunder, or (iv) the failure by Maker to perform or observe any of the provisions hereof.

8. Reserved.

9. Miscellaneous.

(a) All amounts to be paid in cash hereunder shall be paid when due by wire transfer in United States dollars and immediately available funds in accordance with the wire instructions delivered to such party entitled to receive such payment prior to such date.

(b) If any cash payment on this Note shall become due on a Saturday, Sunday or a bank or legal holiday, such payment shall be made on the next succeeding business day.

(c) No course of dealing and no delay on the part of the Holder of this Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder hereof shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

(d) Maker hereby waives presentment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note.

(e) If Late Charges or other amounts payable under this Note is in excess of the maximum permitted by law, Late Charges or other amounts chargeable hereunder shall be reduced to the maximum amount permitted by law and any excess over the maximum amount permitted by law shall be credited to the Principal of this Note and applied to the same and not to the payment of Late Charges or such other amounts, as applicable.

(f) Maker hereby (i) irrevocably submits to the jurisdiction of any New York State or Federal court sitting in New York City, New York in any action or proceeding arising out of or relating to this Note, (ii) waive any defense based on doctrines of venue or forum non conveniens, or similar rules or doctrines and (iii) irrevocably agree that all claims in respect of such an action or proceeding may be heard and determined in such New York State or Federal court. This Note shall be governed by, and construed in accordance with, the laws of the State of Delaware. MAKER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE.

(g) This Note shall be binding upon and inure to the benefit of Maker and Holder and their respective successors, assigns, heirs and legal representations, except that Maker may not assign any rights or obligations hereunder without the prior written consent of Holder. Holder may assign to other affiliated entities all or a portion of its rights under this Note.

(h) Maker acknowledges that the transaction of which this Note is a part is a commercial transaction and hereby waives its right to any notice and hearing as may be allowed by any state or federal law with respect to any prejudgment remedy which any Holder or its successors or assigns may use.

(i) The Holder of this Note may proceed to protect and enforce the rights of such Holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

(j) If this Note is lost or destroyed, Maker shall, at Holder’s request and upon receipt of a lost note affidavit, in a customary form, from the Holder, execute and return to Holder a replacement promissory note identical to this Note. No replacement of this Note shall result in a novation of Maker’s obligations under this Note. Maker acknowledges the need to act promptly upon its receipt of the documentation evidencing any request by Holder that the Note be replaced pursuant to this paragraph and agrees that Maker will meet the reasonable deadlines of Holder provided that Maker has received the applicable documents at least ten (10) business days prior to such deadline. Furthermore, Maker agrees to reasonably cooperate with Holder to effectuate the obtainment of such title policy endorsements, or new title evidence and other assurances and documents as Holder shall reasonably require.

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IN WITNESS WHEREOF, this Note has been executed as of the date first written above.

ONCONETIX, INC.

By:	/s/ Karina M. Fedasz
Name:	Karina M Fedasz
Title:	Interim Chief Executive Officer and Interim Chief Financial Officer

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